Exhibit 10.2
REGISTRATION RIGHTS AGREEMENT
Between
LIBERTY MUTUAL AGENCY CORPORATION
and
LIBERTY INSURANCE HOLDINGS, INC.
DATED AS OF      , 2010

          This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of      , 2010, is entered into by and between Liberty Mutual Agency Corporation, a Delaware corporation (including its successors, the “Company”), and Liberty Insurance Holdings, Inc., a Delaware corporation (“LIHI”).
          WHEREAS, pursuant to the Company’s Amended and Restated By-laws the share capital of the Company consists of Class A Common Shares, par value $0.01 per share (“Class A Common Shares”) and Class B Common Shares, par value $.01 per share (“Class B Common Shares” and, together with the Class A Common Shares, the “Common Shares”). Class B Common Shares may only be owned by LIHI and its affiliates, and any purported sale, transfer or other disposition of Class B Common Shares to any other Person will result in the automatic conversion of such transferred shares into the Company’s Class A Common Shares;
          WHEREAS, the Company has filed a Registration Statement (File No. 333-[ ]) with the Securities and Exchange Commission on Form S-1 (the “IPO Registration Statement”) in connection with the initial public offering (the “IPO”) of its Class A Common Shares; and
          WHEREAS, the Company has agreed to provide LIHI with the registration rights specified in this Agreement following the IPO with respect to any Common Shares held by LIHI or any other Holder, on the terms and subject to the conditions set forth herein.
          NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions.
     As used in this Agreement, the following terms shall have the following respective meanings:
     “Affiliate” means with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified. The term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract, or otherwise).
     “Agreement” shall have the meaning assigned to it in the introductory paragraph.
     “Business Day” or “business day” means any day other than (a) a Saturday or Sunday or (b) a day on which banks are authorized or required to be closed in Boston or New York City; provided, however, that any determination of a Business Day relating to a securities exchange or other securities market means a Business Day on which such exchange or market is open for trading.
     “Class A Common Shares” shall have the meaning assigned to it in the recitals.
     “Class B Common Shares” shall have the meaning assigned to it in the recitals.
     “Common Shares” shall have the meaning assigned to it in the recitals.
     “Company” shall have the meaning assigned to it in the introductory paragraph.
     “Demand Registration” shall have the meaning assigned to it in Section 2.1(a).
     “Demand Request” shall have the meaning assigned to it in Section 2.1(a).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Holder” means (i) LIHI and (ii) any direct or indirect transferee of LIHI who shall become a party to this Agreement in accordance with Section 11 and has agreed in writing to be bound by the terms of this Agreement.
     “Information” shall have the meaning assigned to it in Section 5.9.
     “Inspectors” shall have the meaning assigned to it in Section 5.9.
     “IPO” shall have the meaning assigned to it in the recitals.
     “IPO Registration Statement” shall have the meaning assigned to it in the recitals.
     “IPO Underwriting Agreement” means the underwriting agreement dated      , 2010 among [underwriter], the Company and LIHI.
     “LIHI” means Liberty Insurance Holdings, Inc., a Delaware corporation, all successors to Liberty Insurance Holdings, Inc. by way of merger, consolidation, amalgamation or sale of all or substantially all of its assets or any comparable transaction or series of related transactions (including contractual arrangements) having the same effect, any individual, corporation, partnership, joint venture, limited liability company, or other entity owning more than fifty percent (50%) of the outstanding voting shares of such successor but, unless expressly stated otherwise, shall not include the Company and all corporations, partnerships, joint ventures, limited liability companies, trusts, associations and other entities in which the Company owns (directly or indirectly) more than fifty percent (50%) of the outstanding voting stock or shares, voting power, partnership interests or similar ownership interests.
     “LMHC” means Liberty Mutual Holding Company Inc., a Massachusetts mutual holding company, all successors to Liberty Mutual Holding Company Inc. by way of merger, consolidation, amalgamation or sale of all or substantially all of its assets or any comparable transaction or series of related transactions (including contractual arrangements) having the same effect, any individual, corporation, partnership, joint venture, limited liability company, or other entity owning more than fifty percent (50%) of the outstanding voting shares of such successor but, unless expressly stated otherwise, shall not include the Company and all corporations, partnerships, joint ventures, limited liability companies, trusts, associations and other entities in which the Company owns (directly or indirectly) more than fifty percent (50%) of the outstanding voting stock or shares, voting power, partnership interests or similar ownership interests.
     “Other Shares” means at any time those Common Shares which do not constitute Primary Shares or Registrable Shares.
     “Person” shall include all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions thereof.
     “Primary Shares” means at any time the authorized but unissued Common Shares and treasury shares.
     “Records” shall have the meaning assigned to it in Section 5.9.
     “Registrable Shares” means at any time, with respect to any Holder, the Common Shares beneficially owned by such Holder. As to any particular Registrable Shares, such Registrable Shares shall cease to be Registrable Shares when (a) a registration statement with respect to the sale by a Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities or “blue sky” law then in force, (d) such securities shall have ceased to be outstanding or (e) such securities are transferred to a Person who is not an Affiliate of LMHC at the time of such transfer and are eligible to be distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” or “Act” means the Securities Act of 1933.
     “Selling Holder” means any Holder that sells or proposes to sell Registrable Shares pursuant to a registration statement hereunder.
     “Selling Holders’ Counsel” means counsel selected by the holders of a majority of the Registrable Shares to be sold by Holders pursuant to a particular registration statement.

     “Shelf Registration” shall have the meaning assigned to it in Section 2.1(a).
     “Takedown Offering” shall have the meaning assigned to it in Section 2.1(b).
     “Takedown Request” shall have the meaning assigned to it in Section 2.1(b).
     Section 2. Demand Registration.
     2.1. (a) Upon the written request of a Holder or Holders to effect a registration under the Securities Act of Registrable Shares in accordance with this Section 2 (a “Demand Request”), then, subject to Section 2.2, the Company shall promptly use its best efforts to effect the registration on an appropriate form (which shall be Form S-3, if at such time the Company is eligible to use such Form) under the Securities Act of the Registrable Shares which the Company has been so requested to register (a “Demand Registration”). Such Demand Request shall specify the approximate number of Registrable Shares requested to be registered and the intended method of distribution. Promptly after receiving a Demand Request, the Company shall give written notice of such proposed registration to each other Holder, if any, and shall offer to include (subject to the terms of this Agreement) in the proposed registration any Registrable Shares requested to be included in such proposed registration by such other Holders who respond in writing to the Company’s notice within ten (10) days after delivery of such notice (which response shall specify the number of Registrable Shares proposed to be included in such registration). With respect to any Demand Registration, the requesting Holders may request the Company to effect a registration of the Registrable Shares under a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Shelf Registration”).
        (b) Upon the written request of a Holder or Holders to assist them in effecting an offering pursuant to a shelf registration statement that has previously been filed and declared effective pursuant to a Demand Registration (a “Takedown Request”), then, subject to Section 2.2, the Company shall promptly use its best efforts to cooperate with the Holders and any managing underwriter(s) to effect such an offering (a “Takedown Offering”). Such Takedown Request shall specify the approximate number of Registrable Shares to be included in such Takedown Offering and the intended method of distribution. Promptly after receiving a Takedown Request, the Company shall promptly give written notice of the proposed Takedown Offering to each other Holder, if any, that is eligible to sell Shares pursuant to such effective Shelf Registration and shall offer to include, subject to the terms of this Agreement, any Registrable Shares of such other Holder that are registered in such effective Shelf Registration to the extent so requested by such other Holder in writing within three (3) Business Days after delivery of such notice (which request shall specify the number of Registrable Shares proposed to be included by such Holders in such Takedown Offering).
     2.2. (a) The Company shall not be obligated to file:
     (i) a Demand Registration (A) within 60 days after the effective date of a previous Demand Registration, or (B) within 180 days (or, if determined to be necessary pursuant to the IPO Underwriting Agreement within 214 days) after the effective date of the IPO Registration Statement;

     (ii) a Demand Registration unless the Demand Request is for (A) a number of Registrable Shares equal to at least $50 million as of the date of such Demand Request or (B) all of the remaining Registrable Shares held by the Holders; and
     (iii) more than two (2) Demand Registrations during any calendar year;
        (b) The Company shall not be obligated to file or cause to be declared effective any registration statement, or assist the Holders in connection with any Takedown Offering pursuant to a Shelf Registration that has been previously filed and declared effective pursuant to a Demand Registration, during any period in which:
          (i) any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) (A) pursuant to which Primary Shares are to be sold has been filed within the prior 90 days and not withdrawn or (B) has been declared effective and pursuant to which Primary Shares were sold within the prior 90 days, or
          (ii) the Company has determined in good faith that the disclosure requirements of a registration statement (including in connection with a proposed Takedown Offering) would require the disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential, such filing to be delayed until the date that is 90 days after the receipt of such Demand Request; provided, that the Company may only so delay the filing or effectiveness of a registration statement, or the assistance with respect to a Takedown Offering, pursuant to this Section 2.1(b)(ii) on one occasion during any twelve month period; and
        (c) With respect to a Demand Registration, the Company may include in such registration any Primary Shares or Other Shares; provided, that the board of directors of the Company has determined in writing that the Company needs to raise common equity capital for certain specific purposes; and provided, however, that if a managing underwriter in respect of any proposed underwritten offering to be made pursuant to such Demand Registration (including any Takedown Offering) advises the Company in good faith in writing that in its opinion the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such proposed underwritten offering would adversely affect the successful marketing (including pricing) of all such securities, then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such proposed underwritten offering shall be included in the following order:
     (i) First, the Registrable Shares held by all Selling Holders, pro rata based upon the number of Registrable Shares owned by each such Selling Holder at the time of such registration;
     (ii) Second, the Primary Shares; and
     (iii) Third, the Other Shares.

     2.3. The Holder or Holders submitting a Demand Request or Takedown Request may specify in such Demand Request or Takedown Request that the proposed registration (or that any Takedown Offering) cover an underwritten offering. Upon such election, such Holder shall select one or more nationally recognized investment banks to act as the managing underwriters and shall select any additional investment banks to be used in connection with such offering, provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed. The Company shall, together with the Selling Holders, enter into a customary underwriting agreement with such underwriters.
     2.4. A Demand Registration may be rescinded by written notice to the Company by the Selling Holders holding a majority of the Registrable Shares to be included in such registration under the following circumstances:
     (i) If such Demand Registration is rescinded prior to the date of the initial filing of the related registration statement, such rescinded Demand Registration shall not count as a Demand Registration initiated pursuant to this Section 2 for purposes of Section 2.2(a); and
     (ii) If such Demand Registration is rescinded after the date of the initial filing of the related registration statement but prior to its effective date, such rescinded Demand Registration shall not count as a registration statement initiated pursuant to this Section 2 for purposes of Section 2.1(a) if the Selling Holders (x) have reimbursed the Company for all out-of-pocket expenses incurred by the Company in connection with such rescinded Demand Registration or (y) (1) reasonably believed that the registration statement contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, (2) notified the Company of such fact and requested that the Company correct such alleged misstatement or omission and (3) the Company has refused to correct such alleged misstatement or omission.
     Section 3. Piggyback Registration. If at any time the Company proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto and other than with respect to the IPO Registration Statement), on any form that would also permit the registration of Registrable Shares, the Company shall promptly give written notice to each Holder of its intention to so register the Primary Shares or Other Shares and, upon the written request, given within 15 days after delivery of any such notice by the Company, of any Holder to include in such registration Registrable Shares held by such Holder (which request shall specify the approximate number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if at any time after giving written notice of its intention to register any securities, and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Shares and, thereupon, shall be relieved of its obligation to register any Registrable Shares in connection with such registration; and, provided further, however, that if
          (a) the managing underwriter in connection with any proposed underwritten offering initially proposed for the registration of Primary Shares advises the Company in good faith that in its opinion the inclusion of all Registrable Shares or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:
          (i) First, the Primary Shares;
          (ii) Second, the Registrable Shares held by all Selling Holders, pro rata based upon the number of Registrable Shares owned by each such Selling Holder at the time of such registration; and
          (iii) Third, the Other Shares;
          (b) the managing underwriter in connection with any proposed underwritten offering initially proposed for the registration of Other Shares advises the Company in good faith that in its opinion the inclusion of all Registrable Shares or Primary Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Other Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:
     (i) First, the Other Shares;
     (ii) Second, the Primary Shares; and
     (iii) Third, the Registrable Shares held by all Selling Holders, pro rata based upon the number of Registrable Shares owned by each such Selling Holder at the time of such registration.
In connection with any underwritten offering under this Section 3, the Company shall not be required to include Registrable Shares in such underwritten offering unless the Holders of such Registrable Shares accept the terms of the underwriting of such offering that have been agreed upon between the Company and the underwriters selected by the Company, including without limitation, the underwriting agreement and the fees and expenses in connection therewith.
     Section 4. Expenses. The Company shall bear the expense of any registrations effected pursuant to Sections 2 and 3 of this Agreement including all registration and filing fees (including all expenses incident to filing with the Financial Industry Regulatory Authority), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and expenses of the Company’s counsel and accountants, and the reasonable and documented fees and expenses of the Selling Holders’ Counsel, but excluding any underwriters’ or brokers’ discounts or commissions, transfer taxes (to the extent that such taxes are required by law to be paid by the Selling Holders) and the fees of any counsel to any Selling Holder, other than the Selling Holders’ Counsel (it being understood that the fees and expenses of any underwriter and such underwriter’s counsel shall be the responsibility of such underwriter and the Selling Holders).
     Section 5. Preparation and Filing. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act or to assist in effecting a Takedown Offering, the Company shall, as expeditiously as practicable and as applicable:
     5.1. with respect to a registration under Sections 2 and 3 of this Agreement, use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of 180 days (or for three years, in the case of a Shelf Registration) or until all of such Registrable Shares have been disposed of (if earlier), provided, however, that the Company may discontinue any registration of its securities that is being effected pursuant to Section 3 hereof at any time prior to the effective date of the registration statement relating thereto;
     5.2. furnish, at least five business days (or one Business Day in connection with a Takedown Offering) before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or to a Takedown Offering or any amendments or supplements relating to such a registration statement or prospectus, to each Holder of Registrable Shares, to any Selling Holders and to the Selling Holders’ Counsel, copies of all such documents proposed to be filed with the SEC (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);
     5.3. prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least the periods set forth in this Agreement or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the registration of the sale or other disposition of such Registrable Shares;
     5.4. notify in writing the Selling Holders promptly of the receipt by the Company of any notification with respect to (i) any comments by the SEC with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (ii) the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) the suspension of the qualification of such

Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;
     5.5. use its best efforts to register or qualify such Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Selling Holder; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this Section 5.5;
     5.6. furnish to each Selling Holder on a timely basis, such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;
     5.7. use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;
     5.8. during any period in which a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act, notify on a timely basis each Selling Holder within the appropriate period mentioned in Section 5.1, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Selling Holder, prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
     5.9. make available for inspection by any counsel to any Selling Holder and the Selling Holders’ Counsel or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to conduct their due diligence investigation, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission of a material fact in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has otherwise been made generally available to the public. Each Selling Holder agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;
     5.10. use its best efforts to obtain from its independent certified public accountants “comfort” letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters;
     5.11. use its best efforts to obtain from its counsel an opinion or opinions in customary form;
     5.12. provide a transfer agent and registrar (which may be the same entity and which may not be the Company) for such Registrable Shares;
     5.13. issue to any underwriter to which any Selling Holder may sell shares in such offering certificates evidencing such Registrable Shares;
     5.14. list such Registrable Shares on any national securities exchange on which any shares of the Common Shares are listed or if the Common Shares are not then listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for listing on such national securities exchange as the holders of a majority of such Registrable Shares shall request;
     5.15. otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and, if required under such rules and regulations, make available to its security holders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act;
     5.16. use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares or the Takedown Offering contemplated hereby; and
     5.17. use its best efforts to make available its senior executive and financial officers to participate at the reasonable request of any underwriter in marketing presentations to potential investors.
     Section 6. Indemnification.
     6.1. In connection with any registration of any Registrable Shares under the Securities Act or any Takedown Offering pursuant to this Agreement, the Company shall indemnify and hold harmless each Selling Holder, its officers and directors, each underwriter, broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the SEC, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such seller, such officer or director, such underwriter, such broker or such other person acting on behalf of such seller and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof or (ii) offers or sales by such Selling Holder “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company.
     6.2. In connection with any registration of Registrable Shares under the Securities Act and each Takedown Offering pursuant to this Agreement, each Selling Holder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the Company or such seller, each person who controls any of the foregoing persons within the meaning of the Securities Act and each other Selling Holder under such registration statement (i) with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the SEC, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document and (ii) arises out of or is based upon offers or sales by such Selling Holder “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company; provided, however, that the obligation to indemnify will be several, not joint and several, among such Selling Holders, and the maximum amount of liability in respect of such indemnification shall be in proportion to and limited to, in the case of each Selling Holder, an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.
     6.3. The Indemnification required by this Section 6 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred, subject to prompt refund in the event any such payments are determined not to have been due and owing hereunder.
     6.4. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 6, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (it being understood that no delay in delivering or failure to deliver such notice shall relieve the indemnifying persons from any liability or obligation hereunder unless (and then solely to the extent that) the indemnifying person is prejudiced by such delay and/or failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 6, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 6.
     6.5. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities.
     6.6. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Selling Holder agrees that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation that did not take into account the equitable considerations referred to herein. The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 6.2 and 6.1, any legal or other expenses reasonably incurred in connection with investigating or defending the same. Notwithstanding the foregoing, in no event shall the amount contributed by a Selling Holder exceed the aggregate net offering proceeds received by such seller from the sale of its Registrable Shares.
     Section 7. Underwriting Agreement. To the extent that the Company and any Selling Holder shall enter into an underwriting or similar agreement, the Selling Holder or Holders party thereto may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such Selling Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting or similar agreement shall also be conditions precedent to the obligations of such Selling Holders. No underwriting or similar agreement in connection with such offering shall require any such Selling Holder to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder’s Registrable Shares and such holder’s intended method of distribution or any other representations required by applicable law and agreements regarding indemnification and contribution to the effect provided in Section 6 hereof. Notwithstanding the provisions of Section 5 and 6, to the extent that the Company and any Selling Holder or Holders shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections 5 or 6, the provisions contained in Sections 5 and 6 which address such issue or issues shall be superseded with respect to such registration by such other underwriting or similar agreement;
     Section 8. Agreements of the Selling Holders.
     8.1. Each Selling Holder shall furnish to the Company such written information regarding such Selling Holder and the distribution proposed by such Selling Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.
     8.2. No Selling Holder shall, nor shall any Selling Holder permit any officer, director, underwriter, broker or any other person acting on behalf of such Selling Holder to, use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Shares, without the prior written consent of the Company.

     Section 9. Exchange Act Compliance. The Company shall comply with all of the reporting requirements of the Exchange Act and with all other public information reporting requirements of the SEC that are conditions to the availability of Rule 144 for the sale of the Common Shares. The Company shall cooperate with each Holder supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of Rule 144.
     Section 10. No Conflicting Registration Rights. The Company represents and warrants to each Holder that the registration rights granted hereby do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights that conflict with the registration rights granted hereby, or agree to any registration rights that restrict the ability of each Holder to piggy-back on other registration statements (except pursuant to standard cut-back provisions).
     Section 11. Transfer of Registration Rights. The rights of each Holder under this agreement may be assigned to any direct or indirect transferee of a Holder who (a) agrees in writing to be subject to and be bound by all terms and conditions of this Agreement and (b) provides such contact information as is necessary in order to receive all notices, requests, consents and other communications required or permitted hereunder.
     Section 12. Enforcement.
     12.1. Remedies at Law or in Equity. Each Holder, on the one hand, or the Company on the other hand, may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any term contained in this Agreement, or to enforce any other legal or equitable right of such Holder, on the one hand, or the Company on the other hand, or to take any one or more of such actions.
     In the event a Holder brings such an action against the Company or the Company brings an action against a Holder arising under this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
     12.2. Cumulative Remedies. None of the rights, powers or remedies conferred upon a Holder on the one hand, or the Company on the other hand, shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, now or hereafter available at law, in equity, by statute or otherwise.
     12.3. No Implied Waiver. Except as expressly provided in this Agreement, no course of dealing between the Company and a Holder and no delay in exercising any such right, power or remedy conferred hereby now or hereafter existing at law in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

     Section 13. Miscellaneous.
     13.1. Waivers and Amendments. Upon the approval of the Company and the written consent of the holders of a majority of the Registrable Securities the obligations of the Company and the rights of each Holder under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely).
     Upon the effectuation of each such waiver, the Company shall promptly give written notice thereof to each Holder who has not previously consented thereto in writing.
     Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 13.1.
     13.2. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail,
          (a) If to LIHI:
c/o Liberty Mutual Insurance Company
175 Berkeley Street
Boston, Massachusetts 02117-0140
Attention: Chief Financial Officer
With a copy to:
Liberty Mutual Insurance Company
175 Berkeley Street
Boston, Massachusetts 02117-0140
Attention: General Counsel
or (b) If to a Holder other than LIHI, to such address as is provided by the Holder to the Company, or (c) If to the Company:
Liberty Mutual Agency Corporation
175 Berkeley Street
Boston, Massachusetts 02117-0140
Attention: Chief Financial Officer
With a copy to:

Liberty Mutual Agency Corporation
175 Berkeley Street
Boston, Massachusetts 02117-0140
Attention: General Counsel
or at such other address as the Company or a Holder each may specify by written notice to the other, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given (i) when delivered if delivered personally, (ii) on the next business day after dispatch, if sent by a nationally recognized overnight courier guaranteeing next business day delivery, or, (iii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.
     13.3. Termination of Agreement. This Agreement shall remain in effect until the later of (i) the date upon which no Registrable Shares shall remain outstanding and (ii) the date upon which all Registrable Shares eligible to be sold pursuant to a registration statement shall have been sold; provided, however, that Sections 4 and 6 shall survive the termination of this Agreement.
     13.4. Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.
     13.5. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and assigns of each Holder and the Company, whether so expressed or not. This Agreement shall not run to the benefit of or be enforceable by any other Person.
     13.6. Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.
     13.7. Choice of Law. It is the intention of the parties that the internal laws, and not the laws of conflicts, of New York should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.
     13.8. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.
     13.9. Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and such Agreement supersedes and replaces all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.
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          IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the day and year first above written.

LIBERTY MUTUAL AGENCY CORPORATION

by

Name:

Title:

LIBERTY INSURANCE HOLDINGS, INC.

by

Name:

Title: